NEWS RELEASE

CONTACT:  Thomas M. Lyons, SVP & CFO
Provident Financial Services, Inc.
(201) 915-5491
FOR RELEASE: 7:45 A.M. Eastern Time: January 29, 2010


         Provident Financial Services, Inc. Announces Fourth Quarter and Full-Year Operating Results for 2009 and Declares Quarterly Cash Dividend


JERSEY CITY, NJ, January 29, 2010---/PR Newswire/First Call/ - Provident Financial Services, Inc. (NYSE:PFS) (the "Company") reported net income of $6.8 million, or $0.12 per basic and diluted share for the quarter ended December 31, 2009, compared to net income of $7.4 million, or $0.13 per basic and diluted share for the quarter ended December 31, 2008. The Company reported operating income, excluding a goodwill impairment charge recorded in the first quarter of 2009, of $30.7 million, or $0.55 per basic and diluted share for the year ended December 31, 2009, compared to net income of $41.6 million, or $0.74 per basic and diluted share for the year ended December 31, 2008.

The Company previously recognized a $152.5 million, or $2.71 per share goodwill impairment charge during the quarter ended March 31, 2009. This accounting charge resulted in a net loss of $121.8 million, or $2.16 per basic and diluted share for the year ended December 31, 2009. The goodwill impairment charge was a non-cash accounting adjustment to the Company's financial statements which did not affect cash flows, liquidity, or tangible capital. As goodwill is excluded from regulatory capital, the impairment charge did not impact the regulatory capital ratios of the Company or its wholly owned subsidiary, The Provident Bank, both of which remain "well-capitalized" under current regulatory requirements.

Compared with the three months and year ended December 31, 2008, earnings and per share data for the three months and year ended December 31, 2009 also reflect an increase in the provision for loan losses due to the following: an increase in non-performing loans; downgrades in credit risk ratings; an increase in commercial loans as a percentage of the total loan portfolio; and the impact of current macroeconomic conditions. The provision for loan losses was $12.2 million and $30.3 million for the three months and year ended December 31, 2009, respectively, compared with $8.5 million and $15.1 million, respectively, for the same periods in 2008. In addition, earnings and per share data for the year ended December 31, 2009 were impacted by a special assessment imposed on the banking industry by the FDIC as part of its plan to restore the deposit insurance fund. The cost of this special assessment to the Company was $3.1 million, which resulted in a charge of $1.9 million, or $0.03 per basic and diluted share, net of tax, recognized during the second quarter of 2009.

Christopher Martin, President and Chief Executive Officer, commented, "Despite the unsettled economic environment, our fourth quarter and annual results, excluding the first quarter goodwill impairment charge, were positive. However, with unemployment at a 33-year high, the New Jersey economy remains under duress. This continues to pressure our residential mortgage loan portfolio, where delinquencies on conventional mortgage loans continued to increase. With the prolonged recession and expectations of a modest recovery in the future, we remain cautious, as reflected in our loan loss provision for the fourth quarter."

Martin added, "It bears reiterating that we did not accept government assistance in the form of TARP funds, due in part to our strong capital position. We are encouraged by the sequential increase in our quarterly net interest income of over 7%, with expansion in our margin of 15 basis points during the quarter. Furthermore, we are taking steps to reduce costs through the consolidation and sale of several underperforming branch locations and Bank-owned real estate, which resulted in pre-tax charges of $1.3 million, or $0.01 per basic and diluted share, net of tax, during the quarter. These actions will result in improved efficiencies in the future."

Declaration of Quarterly Dividend

The Company's Board of Directors declared a quarterly cash dividend of $0.11 per common share payable on February 26, 2010, to stockholders of record as of the close of business on February 12, 2010.

Balance Sheet Summary

Total assets increased $287.4 million, or 4.4%, to $6.84 billion at December 31, 2009, from $6.55 billion at December 31, 2008, due primarily to increases in securities available for sale and cash and cash equivalents, partially offset by decreases in loans and intangible assets.

Cash and cash equivalents increased $55.2 million to $123.7 million at December 31, 2009, from $68.5 million at December 31, 2008, as a result of deposit inflows and proceeds from loan repayments and loan sales. The Company will continue to deploy these cash balances to fund loan originations, investment purchases and the repayment of maturing borrowings.

Total investments increased $491.9 million, or 40.6%, during the year ended December 31, 2009. The increase included $84.9 million of residential mortgage loan pools that were securitized by the Company in the first quarter of 2009, which are held as securities available for sale. The loan securitization was undertaken to enhance the liquidity and risk-based capital treatment of the underlying loans. Securities purchases for the year ended December 31, 2009 consisted primarily of U.S. Government Agency guaranteed mortgage-backed securities and obligations.

The Company's net loans decreased $155.6 million, or 3.5%, to $4.32 billion at December 31, 2009, from $4.48 billion at December 31, 2008. This decrease was partially attributable to the securitization of $84.9 million of residential mortgage loans during the first quarter of 2009. Loan originations totaled $1.14 billion and loan purchases totaled $55.1 million for the year ended December 31, 2009. Compared with December 31, 2008, residential mortgage loans decreased $301.8 million, consumer loans decreased $37.8 million, and construction loans decreased $37.8 million, while commercial mortgage and multi-family loans increased $205.1 million and commercial loans increased $32.6 million. In addition to the securitization of $84.9 million of loans, total residential mortgage loans decreased as a result of the sale of $98.7 million of primarily newly originated 30-year fixed-rate loans as part of the Company's interest rate risk management process. Commercial real estate, construction and commercial loans represented 52.5% of the loan portfolio at December 31, 2009, compared to 46.5% at December 31, 2008.

At December 31, 2009, the Company's unfunded loan commitments totaled $767.9 million, including $312.0 million in commercial loan commitments, $95.7 million in commercial mortgage commitments, and $69.7 million in construction loan commitments. Unfunded loan commitments at September 30, 2009 were $776.2 million.

Intangible assets decreased $156.6 million to $358.1 million at December 31, 2009, from $514.7 million at December 31, 2008, primarily due to a $152.5 million goodwill impairment charge recognized in the first quarter of 2009.

Total deposits increased $672.8 million, or 15.9%, during the year ended December 31, 2009, to $4.90 billion. Core deposits, consisting of savings and demand deposit accounts, increased $697.7 million, or 25.9%, to $3.39 billion at December 31, 2009. The majority of the core deposit increase was in municipal money market and retail checking deposits. Time deposits decreased $24.9 million, or 1.6%, to $1.51 billion at December 31, 2009, with the majority of the decrease occurring in the 9-month and shorter maturity categories. Core deposits represented 69.2% of total deposits at December 31, 2009, compared to 63.7% at December 31, 2008.

Borrowed funds were reduced by $248.4 million, or 19.9%, during the year ended December 31, 2009, to $999.2 million, as the Company deployed excess liquidity arising from the increase in core deposit funding. Borrowed funds represented 14.6% of total assets at December 31, 2009, a reduction from 19.1% at December 31, 2008.

Common stock repurchases for the year ended December 31, 2009 totaled 11,000 shares at an average cost of $10.67 per share. At December 31, 2009, 2.1 million shares remained eligible for repurchase under the current authorization. At December 31, 2009, book value per share and tangible book value per share were $14.79 and $8.80, respectively, compared with $17.09 and $8.45, respectively, at December 31, 2008. Tangible common equity as a percentage of tangible assets was 8.1% at December 31, 2009, compared with 8.4% at December 31, 2008.

Results of Operations

Net Interest Margin

The net interest margin increased 15 basis points to 3.16% for the quarter ended December 31, 2009, from 3.01% for the quarter ended September 30, 2009. The net interest margin for the quarter ended December 31, 2009 decreased 4 basis points from 3.20% for the quarter ended December 31, 2008. The increase in the net interest margin for the three months ended December 31, 2009 versus the trailing quarter was primarily attributable to an increase in average securities available for sale, and a decrease in the average rates paid on interest-bearing liabilities. The decrease in the net interest margin for the three months ended December 31, 2009 versus the same period in 2008 was primarily attributable to reductions in earning asset yields, an increase in the average balance of lower-yielding interest-bearing deposits and short-term investments, a decrease in average loans outstanding and an increase in the average balance of non-performing loans. The weighted average yield on interest-earning assets was 4.79% for the three months ended December 31, 2009, compared with 4.84% for the trailing quarter and 5.38% for the three months ended December 31, 2008. The weighted average cost of interest-bearing liabilities was 1.83% for the quarter ended December 31, 2009, compared with 2.07% for the trailing quarter and 2.47% for the fourth quarter of 2008. The average cost of interest-bearing deposits for the three months ended December 31, 2009 was 1.47%, compared with 1.73% for the trailing quarter and 2.14% for the same period last year. The average cost of borrowings for the three months ended December 31, 2009 was 3.43%, compared with 3.50% for the trailing quarter and 3.45% for the same period last year.

For the year ended December 31, 2009, the net interest margin decreased 5 basis points to 3.06%, compared with 3.11% for the year ended December 31, 2008. The decrease in the net interest margin for the year ended December 31, 2009 versus the same period in 2008 was primarily attributable to reductions in earning asset yields, an increase in the average balance of lower-yielding interest-bearing deposits and short-term investments, and an increase in the average balance of non-performing loans. The weighted average yield on interest-earning assets declined 55 basis points to 4.95% for the year ended December 31, 2009, compared with 5.50% for the year ended December 31, 2008. The weighted average cost of interest-bearing liabilities declined 59 basis points to 2.13% for the year ended December 31, 2009, compared with 2.72% for 2008. The average cost of interest-bearing deposits for the year ended December 31, 2009 was 1.79%, compared with 2.40% for 2008. The average cost of borrowings for the year ended December 31, 2009 was 3.50%, compared with 3.73% for 2008.

Non-Interest Income

Non-interest income totaled $7.0 million for the quarter ended December 31, 2009, an increase of $49,000 compared to the same period in 2008. Fee income increased $770,000 for the quarter ended December 31, 2009, compared with the same period in 2008, primarily due to a year-over-year increase in the value of equity fund holdings. In addition, income from the appreciation in the cash surrender value of Bank-owned life insurance increased $131,000 for the quarter ended December 31, 2009, compared with the same period in 2008. Largely offsetting these improvements, the Company recognized other-than-temporary impairment charges of $529,000 in the fourth quarter of 2009 related to investments in two private-label mortgage-backed securities. Other income also decreased $264,000 for the quarter ended December 31, 2009, compared with the same period in 2008. In addition, net gains on securities transactions totaled $24,000 for the quarter ended December 31, 2009, compared with net gains of $83,000 for the same quarter in 2008.

For the year ended December 31, 2009, non-interest income totaled $31.5 million, an increase of $1.2 million, or 4.1%, compared to the same period in 2008. Fee income increased $830,000 for the year ended December 31, 2009, compared with 2008, primarily due to an increase in the value of equity fund holdings. In addition, net gains on securities transactions increased $470,000 for the year ended December 31, 2009, compared with 2008. Other income increased $454,000 for the year ended December 31, 2009, compared with the same period in 2008, primarily due to an increase in gains on loan sales. Income from the appreciation in the cash surrender value of Bank-owned life insurance increased $108,000 for the year ended December 31, 2009, compared with 2008. Partially offsetting these improvements, the Company recognized other-than-temporary impairment charges on securities of $2.0 million during the year ended December 31, 2009, compared with other-than-temporary impairment charges of $1.4 million recognized in 2008.


Non-Interest Expense

For the three months ended December 31, 2009, non-interest expense increased $3.7 million, or 11.1%, to $37.1 million, compared to $33.4 million for the three months ended December 31, 2008. FDIC insurance expense increased $3.8 million for the three months ended December 31, 2009, compared with the same period in 2008, as a result of deposit growth and increased premium rates. In addition, other operating expenses increased $1.2 million for the quarter ended December 31, 2009, compared with the same period last year, as a result of $1.3 million in charges associated with the consolidation of two branch locations, the sale of deposits of a third leased branch location, and the pending sale of a Bank-owned building. Partially offsetting these increases, compensation and benefits expense decreased $782,000 for the three months ended December 31, 2009, compared with the same period in 2008, primarily due to reduced incentive compensation accruals. In addition, for the three months ended December 31, 2009, compared with the same period in 2008, the Company realized reductions in net occupancy expense totaling $283,000, and a $280,000 decrease in the amortization of intangibles as a result of scheduled reductions in core deposit amortization.

Excluding the $152.5 million goodwill impairment charge recorded in the first quarter of 2009, non-interest expense increased $13.9 million, or 10.7%, to $144.5 million for the year ended December 31, 2009, compared to $130.6 million for the year ended December 31, 2008. FDIC insurance expense increased $11.1 million for the year ended December 31, 2009, compared with 2008, as a result of deposit growth, increased premium rates and the FDIC special assessment imposed on the industry as part of its plan to restore the deposit insurance fund. The cost of the FDIC special assessment was $3.1 million. Other operating expenses increased $3.1 million for the year ended December 31, 2009, compared with 2008, due primarily to $1.3 million of charges related to the consolidation and divestiture of premises and costs associated with the dissolution of a real estate development joint venture. Compensation and benefits expense increased $968,000 for the year ended December 31, 2009, compared with 2008, primarily due to a $1.5 million increase in severance costs during the year ended December 31, 2009. Severance included costs associated with the retirements of two senior executives in the third quarter of 2009. These increases were partially offset by a $966,000 decrease in the amortization of intangibles as a result of scheduled reductions in core deposit amortization, and reductions in net occupancy expense totaling $639,000.

Asset Quality

Total non-performing loans at December 31, 2009 were $84.5 million, or 1.93% of total loans, compared with $78.2 million, or 1.81% of total loans at September 30, 2009, and $59.1 million, or 1.31% of total loans at December 31, 2008. At December 31, 2009, impaired loans totaled $41.1 million with related specific reserves of $12.5 million. The increase in non-performing loans at December 31, 2009, compared with the trailing quarter was due to a $6.7 million increase in non-performing commercial loans and a $6.0 million increase in non-performing residential mortgage loans, partially offset by reductions in non-performing construction and consumer loans. The increase in non-performing commercial loans was primarily attributable to the addition of a $4.8 million relationship with a consumer products distributor and a $1.3 million relationship with an industrial supplies distributor.

At December 31, 2009, the Company's allowance for loan losses was 1.39% of total loans, compared with 1.29% of total loans at September 30, 2009, and 1.05% of total loans at December 31, 2008. The Company recorded provisions for loan losses of $12.2 million and $30.3 million for the three months and year ended December 31, 2009, respectively, compared with provisions of $8.5 million and $15.1 million for the three months and year ended December 31, 2008, respectively. For the three months and year ended December 31, 2009, the Company had net charge-offs of $7.1 million and $17.2 million, respectively, compared with net charge-offs of $4.1 and $8.2 million, respectively, for the same periods in 2008. The allowance for loan losses increased $13.0 million to $60.7 million at December 31, 2009, from $47.7 million at December 31, 2008. The increase in the loan loss provision for the three months and year ended December 31, 2009, compared with the same periods in 2008, was attributable to an increase in non-performing loans, downgrades in credit risk ratings and an increase in commercial loans as a percentage of the total loan portfolio to 52.5% at December 31, 2009, from 46.5% at December 31, 2008. At December 31, 2009, the Company held $6.4 million of foreclosed assets, compared with $7.0 million at September 30, 2009 and $3.4 million at December 31, 2008.

Income Tax Expense

For the three months ended December 31, 2009, the Company recorded an income tax benefit of $395,000, compared with an income tax expense of $2.6 million for the same period in 2008. For the year ended December 31, 2009, the Company's income tax expense was $7.0 million, compared with $14.9 million for the same period in 2008. The decrease in income tax expense was attributable to lower pre-tax income and a lower effective tax rate. Excluding the impact of the goodwill impairment charge recognized in the first quarter of 2009, which is not tax deductible, the Company's effective tax rates were (6.2%) and 18.6%, respectively, for the three months and year ended December 31, 2009, compared with 26.0% and 26.4% for the three months and year ended December 31, 2008, respectively. Fourth quarter and full-year 2009 pre-tax income was significantly lower than previously projected, primarily as a result of increased provisions for loan losses. As a result, the Company recorded a tax benefit in the fourth quarter to reduce its previously recorded estimate of income tax liability. The reduction in the effective tax rates was attributable to a larger proportion of the Company's income being derived from tax-exempt sources.


About the Company

Provident Financial Services, Inc. is the holding company for The Provident Bank, a community-oriented bank offering a full range of retail and commercial loan and deposit products. The Bank currently operates 82 full service branches throughout northern and central New Jersey.

Post Earnings Conference Call

Representatives of the Company will hold a conference call for investors at 10:00 a.m. Eastern Time on January 29, 2010 regarding highlights of the Company's fourth quarter and full year 2009 financial results. The call may be accessed by dialing 1-800-860-2442 (Domestic) or 1-412-858-4600 (International). Internet access to the call is also available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast.

Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the
Securities  Exchange  Act  of  1934.  Such  forward-looking  statements  may  be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company also advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.



                                       PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                                             Consolidated Statements of Condition
                                      December 31, 2009 (Unaudited) and December 31, 2008
                                                    (Dollars in Thousands)

                            Assets                                      December 31, 2009               December 31, 2008
                                                                 --------------------------------- ----------------------------


Cash and due from banks                                           $                  120,823        $              66,315
Short-term investments                                                                 2,920                        2,231
                                                                 --------------------------------- ----------------------------
                  Total cash and cash equivalents                                    123,743                       68,546
                                                                 --------------------------------- ----------------------------

Investment securities held to maturity (market value of
        $344,385 at December 31, 2009 (unaudited) and
        $351,623 at December 31, 2008)                                               335,074                      347,484
Securities available for sale, at fair value                                       1,333,163                      820,329
Federal Home Loan Bank stock                                                          34,276                       42,833

Loans                                                                              4,384,194                    4,526,748
        Less allowance for loan losses                                                60,744                       47,712
                                                                 --------------------------------- ----------------------------
                  Net loans                                                        4,323,450                    4,479,036
                                                                 --------------------------------- ----------------------------

Foreclosed assets, net                                                                 6,384                        3,439
Banking premises and equipment, net                                                   76,280                       75,750
Accrued interest receivable                                                           25,797                       23,866
Intangible assets                                                                    358,058                      514,684
Bank-owned life insurance                                                            132,346                      126,956
Other assets                                                                          87,601                       45,825
                                                                 --------------------------------- ----------------------------
                  Total assets                                    $                6,836,172        $           6,548,748
                                                                 ================================= ============================

             Liabilities and Stockholders' Equity
Deposits:
        Demand deposits                                           $                2,522,732        $           1,821,437
        Savings deposits                                                             868,835                      872,388
        Time deposits of $100,000 or more                                            469,313                      445,466
        Other time deposits                                                        1,038,297                    1,087,045
                                                                 --------------------------------- ----------------------------
                  Total deposits                                                   4,899,177                    4,226,336

Mortgage escrow deposits                                                              18,713                       20,074
Borrowed funds                                                                       999,233                    1,247,681
Other
liabilities                                                                           34,494                       36,067
                                                                 --------------------------------- ----------------------------
                  Total liabilities                                                5,951,617                    5,530,158
                                                                 --------------------------------- ----------------------------

Stockholders' Equity:
Preferred stock, $0.01 par value,
  50,000,000 shares authorized, none issued                                                --                            --
Common stock, $0.01 par value, 200,000,000 shares authorized,
  83,209,293 shares issued and 59,821,850 shares outstanding at
  December 31, 2009, and 59,610,623 shares outstanding at
  December 31, 2008                                                                       832                         832
Additional paid-in capital                                                          1,014,856                   1,013,293
Retained earnings                                                                     307,751                     454,444
Accumulated other comprehensive income (loss)                                           7,731                        (485)
Treasury stock at cost                                                               (384,973)                   (384,854)
Unallocated common stock held by Employee Stock
  Ownership Plan                                                                      (61,642)                    (64,640)
Common Stock acquired by the Directors' Deferred Fee Plan                              (7,575)                     (7,667)
Deferred compensation - Directors' Deferred Fee Plan                                    7,575                       7,667
                                                                  -------------------------------- ----------------------------
                  Total stockholders' equity                                          884,555                   1,018,590
                                                                  -------------------------------- ----------------------------
                  Total liabilities and stockholders'
                      equity                                      $                 6,836,172       $           6,548,748
                                                                  ================================ ============================

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


                                 PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                                       Consolidated Statements of Operations
                         Three Months and Year Ended December 31, 2009 and 2008 (Unaudited)
                                   (Dollars in Thousands, Except Per Share Data)

                                                         Three Months Ended                    Year Ended
                                                            December 31,                      December 31,
                                                    ------------------------------  ---------------------------------
                                                        2009            2008            2009              2008
                                                    -------------  ---------------  --------------   ----------------
Interest income:
 Real estate secured loans                          $   39,528           42,657        159,094            167,063
 Commercial loans                                       10,881           10,431         43,057             42,999
 Consumer loans                                          7,643            8,795         31,462             36,727
 Investment securities held to maturity                  3,300            3,571         13,419             14,431
 Securities available for sale                          12,310           10,218         45,186             42,590
 Other short-term investments                               --               15             13                344
 Deposits                                                   89               --            304                 --
 Federal funds                                               --               2             24                166
                                                    -------------  ---------------  --------------   ----------------
                   Total interest income                73,751           75,689        292,559            304,320
                                                    -------------  ---------------  --------------   ----------------

Interest expense:
 Deposits                                               16,419           19,942         74,555             88,887
 Borrowed funds                                          8,721           10,787         36,987             43,364
                                                    -------------  ---------------  --------------   ----------------
                   Total interest expense               25,140           30,729        111,542            132,251
                                                    -------------  ---------------  --------------   ----------------
                   Net interest income                  48,611           44,960        181,017            172,069

Provision for loan losses                               12,150            8,500         30,250             15,100
                                                    -------------  ---------------  --------------   ----------------

                   Net interest income after
                   provision for loan losses            36,461           36,460        150,767            156,969
                                                    -------------  ---------------  --------------   ----------------

Non-interest income:
 Fees                                                    5,874            5,104         24,221             23,391
 Bank-owned life insurance                               1,433            1,302          5,390              5,282
 Net gain on securities transactions                        24               83          1,398                928

 Other-than-temporary impairment losses on
 securities                                             (4,876)               --        (11,043)            (1,410)
   Portion of loss recognized in other
    comprehensive income (before taxes)                  4,347                --          9,012                 --
                                                    -------------  ---------------  --------------   ----------------
   Net impairment losses on securities recognized         (529)               --         (2,031)            (1,410)
    in earnings

 Other income                                              231              495          2,474              2,020
                                                    -------------  ---------------  --------------   ----------------
                   Total non-interest income             7,033            6,984         31,452             30,211
                                                    -------------  ---------------  --------------   ----------------

Non-interest expense:
 Goodwill impairment                                        --               --        152,502                 --
 Compensation and employee benefits                     16,220           17,002         68,738             67,770
 FDIC Insurance                                          3,968              176         11,778                634
 Net occupancy expense                                   4,900            5,183         20,170             20,809
 Data processing expense                                 2,315            2,291          9,325              9,194
 Advertising and promotion                               1,144            1,117          4,291              4,106
 Amortization of intangibles                             1,091            1,371          5,111              6,077
 Other operating expenses                                7,477            6,259         25,121             22,011
                                                    -------------  ---------------  --------------   ----------------
                   Total non-interest expense           37,115           33,399        297,036            130,601
                                                    -------------  ---------------  --------------   ----------------
                   Income (loss) before income           6,379           10,045       (114,817)            56,579
                     tax    expense
Income tax (benefit) expense                              (395)           2,612          7,007             14,937
                                                    -------------  ---------------  --------------   ----------------

                                       7

                   Net income (loss)              $      6,774           $7,433       (121,824)           $41,642
                                                    =============  ===============  ==============   ================

Basic earnings (loss) per share                   $       0.12           $ 0.13          (2.16)           $  0.74
Average basic shares outstanding                    56,380,653       56,106,027     56,275,694         56,031,273

Diluted earnings (loss) per share                 $       0.12           $ 0.13          (2.16)           $  0.74
Average diluted shares outstanding                  56,380,653       56,106,027     56,275,694         56,031,318



                                         PROVIDENT FINANCIAL SERVICES, INC.
                                         CONSOLIDATED FINANCIAL HIGHLIGHTS
                               (Dollars in thousands, except share data) (Unaudited)

                                                             At or for the Three
                                                                 Months Ended           At or for the Year Ended
                                                                 December 31,                 December 31,
                                                     ----------------------------------------------------------------
                                                              2009         2008              2009             2008
                                                              ----         ----              ----             ----
OPERATING RESULTS:
Net interest income                                        $48,611        $44,960        $181,017        $172,069
Provision for loan losses                                   12,150          8,500          30,250          15,100
Non-interest income                                          7,033          6,984          31,452          30,211
Non-interest expense (1)                                    37,115         33,399         144,534         130,601
Operating income before income tax (benefit)
expense (2)                                                  6,379         10,045          37,685          56,579
Operating income (2)                                         6,774          7,433          30,678          41,642
Goodwill impairment charge                                      --             --         152,502              --
Net income (loss)                                            6,774          7,433        (121,824)         41,642
Operating basic and diluted earnings per share (1)           $0.12          $0.13           $0.55           $0.74
Per share impact of goodwill impairment charge                  --             --          $(2.71)             --
Basic and diluted earnings (loss) per share                  $0.12          $0.13          $(2.16)          $0.74
Interest rate spread                                         2.96%          2.91%           2.82%           2.78%
Net interest margin                                          3.16%          3.20%           3.06%           3.11%

PROFITABILITY:
Annualized return on average assets (1)                      0.39%          0.46%           0.46%           0.65%
Annualized return on average equity (1)                      3.03%          2.91%           3.36%           4.12%
Annualized non-interest expense to average assets (1)        2.14%          2.05%           2.17%           2.04%
Efficiency ratio (1), (3)                                   66.70%         64.30%          68.03%          64.56%

ASSET QUALITY:
Non-accrual loans                                                                         $84,477         $59,118
90+ and still accruing loans                                                                   --              --
Non-performing loans                                                                       84,477          59,118
Foreclosed assets                                                                           6,384           3,439
Non-performing loans to
    total loans                                                                             1.93%           1.31%
Non-performing assets to
    total assets                                                                            1.33%           0.96%
Allowance for loan losses                                                                 $60,744         $47,712
Allowance for loan losses to
    non-performing loans                                                                   71.91%          80.71%
Allowance for loan losses to
    total loans                                                                             1.39%           1.05%

                                       8

AVERAGE BALANCE SHEET DATA:
Assets                                                  $6,871,063     $6,469,192      $6,672,420      $6,391,549
Loans, net                                               4,288,440      4,386,439       4,303,808       4,280,478
Earning assets                                           6,135,321      5,612,630       5,915,259       5,529,445
Core deposits                                            3,366,514      2,654,797       3,024,362       2,622,268
Borrowings                                               1,008,844      1,243,879       1,056,723       1,163,531
Interest-bearing liabilities                             5,440,707      4,948,704       5,232,850       4,865,441
Stockholders' equity                                       887,099      1,016,255         914,218       1,010,966
Average yield on interest-earning assets                     4.79%          5.38%           4.95%           5.50%
Average cost of interest-bearing liabilities                 1.83%          2.47%           2.13%           2.72%

Notes
(1) Excluding a $152.5 million goodwill impairment charge recorded in the quarter ended March 31, 2009
(2)  Operating Income Reconciliation

                                                         Three Months Ended                      Year Ended
                                                            December 31,                        December 31,
                                                            ------------                        ------------
                                                            2009           2008              2009               2008
                                                            ----           ----              ----               ----
Net income (loss)                                         $6,774         $7,433        $(121,824)            $41,642
Goodwill impairment                                           --             --          152,502                  --
                                                              --             --          -------                  --
Operating income                                          $6,774         $7,433          $30,678             $41,642
                                                          ======         ======          =======             =======

(3) Efficiency Ratio Calculation
                                                         Three Months Ended                     Year Ended
                                                            December 31,                       December 31,
                                                            ------------                       ------------
                                                            2009           2008            2009                2008
                                                            ----           ----            ----                ----
Net interest income                                      $48,611        $44,960        $181,017            $172,069
Non-interest income                                        7,033          6,984          31,452              30,211
                                                           -----          -----          ------              ------
Total income                                             $55,644        $51,944        $212,469             202,280
                                                         =======        =======        ========             =======

Non-interest expense (1)                                 $37,115        $33,399        $144,534            $130,601
                                                         =======        =======        ========            ========

    Expense/Income:                                       66.70%         64.30%          68.03%              64.56%
                                                          ======         ======          ======              ======


Average Quarterly Balance
NET INTEREST MARGIN ANALYSIS
(Unaudited) (Dollars in thousands)

                                                        December 31, 2009                            September 30, 2009
                                              ------------------------------------------    ----------------------------------------
                                                Average                      Average           Average                   Average
                                                Balance        Interest    Yield/Cost          Balance     Interest    Yield/Cost
                                              ------------------------------------------    ----------------------------------------
Interest-Earning Assets:
     Deposits                                $   140,996     $      89           0.25   %   $   156,046   $     98           0.25 %
     Federal Funds Sold and
       Other Short-Term Investments                3,630            --           0.01             6,724          1           0.07
     Investment Securities (1)                   336,549         3,300           3.92           338,381      3,327           3.93
     Securities Available for Sale             1,331,061        11,817           3.55         1,186,336     10,998           3.71
     Federal Home Loan Bank Stock                 34,645           493           5.64            34,897        499           5.67
     Net Loans (2)
Total Mortgage Loans                           2,955,138        39,528           5.33         2,945,927     39,286           5.32
Total Commercial Loans                           742,443        10,881           5.81           746,535     11,108           5.90
Total Consumer Loans                             590,859         7,643           5.13           592,572      7,722           5.17
                                              -------------   -----------                    -------------- --------
Total Interest-Earning Assets                  6,135,321        73,751           4.79         6,007,418     73,039           4.84
                                                              ----------- --------------                    --------    -----------

Non-Interest-Earning Assets:
     Cash and Due from Banks                     106,075                                         90,058
     Other Assets                                629,667                                        630,207
                                              -------------                                 --------------
Total Assets                                 $ 6,871,063                                   $  6,727,683
                                              =============                                 ==============

Interest-Bearing Liabilities:
     Demand Deposits                         $ 2,000,062         5,698           1.13    % $  1,765,127      5,883           1.32 %
     Savings Deposits                            870,041         1,165           0.53           878,130      1,557           0.70
     Time Deposits                             1,561,760         9,556           2.43         1,662,597     11,367           2.71
                                              -------------   -----------                   -------------- ----------
Total Deposits                                 4,431,863        16,419           1.47         4,305,854     18,807           1.73
                                                              -----------                                  ----------

Total Borrowings                               1,008,844         8,721           3.43         1,012,184      8,922           3.50
                                              -------------   -----------                   -------------- ----------
Total Interest-Bearing Liabilities             5,440,707        25,140           1.83         5,318,038     27,729           2.07
                                                              ----------- --------------                   ---------- --------------

Non-Interest-Bearing Liabilities                 543,257                                        531,770
                                              -------------                                 --------------
Total Liabilities                              5,983,964                                      5,849,808
Stockholders' Equity                             887,099                                        877,875
                                              -------------                                 --------------
Total Liabilities & Stockholders'
Equity                                        $ 6,871,063                                   $  6,727,683
                                              =============                                 ==============

Net interest income                                          $  48,611                                    $ 45,310
                                                              ===========                                  ==========

Net interest rate spread                                                         2.96    %                                   2.77 %
                                                                                 ====                                        ====
Net interest-earning assets                  $   694,614                                   $    689,380
                                              =============                                 ==============

Net interest margin (3)                                                          3.16    %                                   3.01 %
                                                                                 ====                                        ====
Ratio of interest-earning assets to
     interest-bearing liabilities                   1.13  x                                        1.13  x

-----------------------------------------------------------------------------------------------------------------------------------

(1)      Average outstanding balance amounts shown are amortized cost.
(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes average yield, cost and net interest margin information for the previous five quarters.

                                                 12/31/09         9/30/09         6/30/09          3/31/09         12/31/08
                                                 4th Qtr.         3rd Qtr.        2nd Qtr.        1st Qtr.         4th Qtr.
Interest-Earning Assets:
 Securities                                          3.40%            3.47%           3.64%           4.31%            4.50%
 Net Loans                                           5.39%            5.40%           5.44%           5.48%            5.63%
    Total Interest-Earning Assets                    4.79%            4.84%           4.96%           5.21%            5.38%

Interest-Bearing Liabilities
 Total Deposits                                      1.47%            1.73%           1.93%           2.06%            2.14%
 Total Borrowings                                    3.43%            3.50%           3.60%           3.47%            3.45%
    Total Interest-Bearing Liabilities               1.83%            2.07%           2.27%           2.39%            2.47%

 Interest Rate Spread                                2.96%            2.77%           2.69%           2.82%            2.91%
 Net Interest Margin                                 3.16%            3.01%           2.96%           3.10%            3.20%
 Ratio of Interest-Earning Assets to
    Interest-Bearing Liabilities                     1.13x            1.13x           1.13x           1.13x            1.13x

Average YTD Balance
NET INTEREST MARGIN ANALYSIS
(Unaudited) (Dollars in thousands)

                                                        December 31, 2009                            December 31, 2008
                                              ------------------------------------------    ----------------------------------------
                                                Average                      Average           Average                    Average
                                                Balance        Interest       Yield            Balance        Interest     Yield
                                              ------------------------------------------    ----------------------------------------
Interest-Earning Assets:
     Deposits                                $   121,557     $      304          0.25  %    $          --    $      --          --%
     Federal Funds Sold and
Other Short-Term Investments                      25,790             37          0.14              16,238          510        3.14
     Investment Securities (1)                   339,154         13,419          3.96             354,079       14,431        4.08
     Securities Available for Sale             1,089,032         43,338          3.98             839,226       40,158        4.79
     Federal Home Loan Bank Stock                 35,918          1,848          5.15              39,424        2,432        6.17
     Net Loans (2)
Total Mortgage Loans                           2,970,533        159,094          5.36           2,972,364      167,063        5.62
Total Commercial Loans                           732,585         43,057          5.88             680,966       42,999        6.31
Total Consumer Loans                             600,690         31,462          5.24             627,148       36,727        5.86
                                              -------------   ------------                  ---------------   ----------
Total Interest-Earning Assets                  5,915,259        292,559          4.95           5,529,445      304,320        5.50
                                                              ------------ --------------                      ---------- ---------

Non-Interest-Earning Assets:
     Cash and Due from Banks                      92,378                                           77,841
     Other Assets                                664,783                                          784,263
                                              -------------                                 ---------------
Total Assets                                 $ 6,672,420                                    $   6,391,549
                                              =============                                 ===============

Interest-Bearing Liabilities:
     Demand Deposits                         $ 1,672,379         22,710          1.36    % $    1,215,059       23,273        1.92%
     Savings Deposits                            874,281          6,284          0.72             941,057        9,915        1.05
     Time Deposits                             1,629,467         45,561          2.80           1,545,794       55,699        3.60
                                              -------------   ------------                  ---------------   ----------
Total Deposits                                 4,176,127         74,555          1.79           3,701,910       88,887        2.40
                                                              ------------                                    ----------
Total Borrowings                               1,056,723         36,987          3.50           1,163,531       43,364        3.73
                                              -------------   ------------                  ---------------   ----------
Total Interest-Bearing Liabilities             5,232,850        111,542          2.13           4,865,441      132,251        2.72
                                                              ------------- -------------                     ---------- -----------
Non-Interest-Bearing Liabilities                 525,352                                          515,142
                                              -------------                                 ---------------
Total Liabilities                              5,758,202                                        5,380,583
Stockholders' Equity                             914,218                                        1,010,966
                                              -------------                                 ---------------
Total Liabilities & Stockholders'
Equity                                       $ 6,672,420                                   $    6,391,549
                                              =============                                 ===============
Net interest income                                          $  181,017                                      $ 172,069
                                                              ============                                    ==========
Net interest rate spread                                                         2.82   %                                     2.78
                                                                                 ====                                         ====
Net interest-earning assets                  $   682,409                                   $      664,004
                                              =============                                 ===============

Net interest margin (3)                                                          3.06   %                                     3.11%
                                                                                 ====                                         ====
Ratio of interest-earning assets to
     interest-bearing liabilities                   1.13  x                                          1.14 x

------------------------------------------------------------------------------------------------------------------------------------

(1) Average outstanding balance amounts shown are amortized cost.
(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes average yield, cost and net interest margin information for the previous three years.

                                                                 Year Ended
                                                   ----------------------------------------
                                                     12/31/09     12/31/08      12/31/07
                                                     --------     --------      --------
 Interest-Earning Assets:
   Securities                                         3.66%         4.61%        4.52%
   Net Loans                                          5.43%         5.77%        6.16%
     Total Interest-Earning Assets                    4.95%         5.50%        5.79%

Interest-Bearing Liabilities:
   Total Deposits                                     1.79%         2.40%        3.07%
   Total Borrowings                                   3.50%         3.73%        4.17%
     Total Interest-Bearing Liabilities               2.13%         2.72%        3.27%

Interest Rate Spread                                  2.82%         2.78%        2.52%
Net Interest Margin                                   3.06%         3.11%        2.96%
Ratio of Interest-Earning Assets to
    Total Interest-Bearing Liabilities                1.13x         1.14x        1.16x